Exhibit 10.37

[VIRGIN MEDIA LOGO]

22nd December 2008

Malcolm Wall

[Intentionally omitted]

Dear Malcolm

Further to our recent discussions I can confirm that you will be entitled to terminate your employment with the Company by giving at least 21 days’ prior written notice, to take effect at any time in the period commencing on 31 March 2009 and ending on 30 June 2009, instead of 12 months currently provided in your contract of employment.

Best regards

/s/ Neil Berkett
Neil Berkett
CEO
For Telewest Communications Group Limited

I have read the contents of this letter, and confirm my acceptance of the same.

Signed:	/s/ MALCOLM WALL
Malcolm Wall

Date:  12 January 2009